EXHIBIT 5.1


                            LOCKE LIDDELL & SAPP LLP
                             ATTORNEYS & COUNSELORS
100 CONGRESS AVENUE                                               (512) 305-4700
Suite 300                                                    Fax: (512) 305-4800
Austin, Texas 78701-4042                                    www.lockeliddell.com

                    AUSTIN O DALLAS O HOUSTON O NEW ORLEANS

                                                                  (512) 305-4716
                                                        cashmos@lockeliddell.com



                                  May 29, 2002


DeMarco Energy Systems of America, Inc.
12885 Highway 183
Suite 108-A
Austin, Texas  78750

         Re:  Form SB-2 - DeMarco Energy Systems of America, Inc.

Gentlemen:

         As legal counsel to DeMarco Energy Systems of America, Inc., a Utah corporation (the "Company"), we have examined the Articles of Incorporation and Bylaws of the Company as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the Company's registration statement on Form SB-2, Registration No. 333-86858 (the "Registration Statement") as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to registration of 26,923,077 shares of the Company's common stock, par value $.0001 per share (the "Common Shares"), which may be offered or sold by the Selling Stockholders referred to in the Registration Statement.

         Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Common Shares are, or will be upon issuance in connection with the conversion of the underlying 10% secured convertible debentures, legally issued, fully paid and non-assessable.

         We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement and the reference to our Firm under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,

                                            Locke Liddell & Sapp LLP

                                            /s/  Locke Liddell & Sapp LLP